Exhibit 99.1

FOR IMMEDIATE RELEASE:

DATE: May 26, 2026

Investor Relations	Media Relations
CONTACT: Michael Pici	CONTACT: Lori Lecker
PHONE: 412-790-0792	PHONE: 412-248-8224
michael.pici@kennametal.com	lori.lecker@kennametal.com

Kennametal Inc. Announces Pricing Terms of Cash Tender Offer for Debt Securities

PITTSBURGH, May 26, 2026— Kennametal Inc. (NYSE: KMT) (the “Company”) today announced the pricing terms of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 4.625% Senior Notes due 2028 (the “2028 Notes”). All other terms and conditions of the Tender Oﬀer remain unchanged and are described in the Oﬀer to Purchase, dated May 19, 2026 (the “Oﬀer to Purchase”). Capitalized terms used in this news release and not defined herein have the meanings given to them in the Oﬀer to Purchase.

The consideration to be paid in the Tender Oﬀer for the 2028 Notes accepted for purchase was determined by reference to the fixed spread specified for the 2028 Notes over the yield (the “Reference Yield”) based on the bid-side price of the U.S. Treasury Securities set forth in the table below (the “Tender Oﬀer Consideration”). The Reference Yield listed in the table below were determined (pursuant to the Oﬀer to Purchase) at 2:00 p.m., New York City time, today, May 26, 2026, by the Lead Dealer Manager.

Kennametal Inc. | 525 William Penn Place, Suite 3300 | Pittsburgh, PA 15219 | www.kennametal.com

The following table sets forth the pricing information for the Tender Oﬀer:

Title of Security	CUSIP(1)	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Tender Offer Consideration(2)
4.625% Senior Notes due 2028	489170AE0	$300,000,000	3.875% U.S. Treasury due March 15, 2028	4.061%	30	$1,004.55

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this news release or printed on the 2028 Notes. They are provided solely for the convenience of Holders of the 2028 Notes.

(2)

Payable for each $1,000 principal amount of Notes validly tendered at or prior to the Expiration Time (as defined below) and accepted for purchase by the Corporation. In addition, Holders whose Notes are accepted will also receive interest on such Notes accrued to the Settlement Date (as defined below).

The Tender Oﬀer will expire at 5:00 p.m., New York City time, on May 26, 2026, unless extended (such date and time, as the same may be extended, the “Expiration Time”) or earlier terminated. In order to receive the Tender Oﬀer Consideration, Holders of 2028 Notes must validly tender and not validly withdraw their 2028 Notes (or comply with the procedures for guaranteed delivery) prior to the Expiration Time.

Subject to satisfaction of the conditions to the Tender Oﬀer, settlement for all Notes validly tendered pursuant to the Tender Oﬀer prior to the Expiration Time or pursuant to a Notice of Guaranteed Delivery is expected to be on May 29, 2026 (the “Settlement Date”).

BofA Securities is the Lead Dealer Manager for the Tender Offer. Global Bondholder Services Corporation is the Tender and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Securities at (888) 292-0070 (toll-free) or (980) 388-0539 (collect) or debt_advisory@bofa.com. Questions regarding the tendering of 2028 Notes and requests for copies of the Offer to Purchase and Notice of Guaranteed Delivery and related materials should be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers) or (855) 654-2015 (all others, toll-free) or email contact@gbsc-usa.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: https://gbsc-usa.com/kennametal/.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the 2028 Notes. The Tender Offer is made only by the Offer to Purchase and Notice of Guaranteed Delivery and the information in this news release is qualified by reference to the Offer to Purchase dated May 19, 2026. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, the Company’s Board of Directors, the Lead Dealer Manager, the Tender and Information Agent or the trustees with respect to any 2028 Notes is making any recommendation as to whether Holders should tender any 2028 Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their 2028 Notes, and, if so, the principal amount of 2028 Notes to tender.

About Kennametal

With over 85 years as an industrial technology leader, Kennametal Inc. delivers productivity to customers through materials science, tooling and wear-resistant solutions. Customers across aerospace and defense, earthworks, energy, general engineering and transportation turn to Kennametal to help them manufacture with precision and efficiency. Every day approximately 8,100 employees are helping customers in nearly 100 countries stay competitive. Kennametal generated $2 billion in revenues in fiscal 2025. Learn more at www.kennametal.com. Follow @Kennametal: Instagram, Facebook, LinkedIn and YouTube.

Kennametal Inc. was founded based on a tungsten carbide technology breakthrough in 1938 and was incorporated in Pennsylvania in 1943 as a manufacturer of tungsten carbide metal cutting tooling. In 1967, it was listed on the New York Stock Exchange (NYSE).

The Company’s core expertise includes the development and application of tungsten carbides, ceramics, super-hard materials and solutions used in metal cutting and extreme wear applications to keep customers up and running longer against conditions such as corrosion and high temperatures. We bring together material science, technical expertise, innovation and customer service in a way that allows us to anticipate customers’ needs and help them overcome problems and achieve their manufacturing objectives.

Our standard and custom product offering spans metal cutting and wear applications including turning, milling, hole making, tooling systems and services, as well as specialized wear components and metallurgical powders. End users of the Company’s metal cutting products include manufacturers engaged in a diverse array of industries including: transportation vehicles and components, machine tools and light and heavy machinery; airframe and aerospace components; and energy-related components for the oil and gas industry, as well as power generation. The Company’s wear and metallurgical powders are used by producers and suppliers in equipment-intensive operations such as road construction, mining, quarrying, oil and gas exploration, refining, production and supply, and for aerospace and defense.

Our principal executive offices are located at 525 William Penn Place Suite 3300, Pittsburgh, Pennsylvania 15219, and our telephone number is (412) 248-8000.

Cautionary Statement Regarding Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts, including those regarding the Tender Offer and the timing and outcome thereof, are “forward-looking statements” that involve certain risks and uncertainties that could cause actual outcomes and results to materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, general market conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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